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                                                                       Exhibit 5

                              [Columbia letterhead]

July 2, 1999

Columbia/HCA Healthcare Corporation
One Park Plaza
Nashville, TN 37203

RE:      Registration Statement Covering Up To $1.5 Billion
         Columbia/HCA Healthcare Corporation

Ladies and Gentlemen:

I am Senior Counsel and Corporate Secretary of Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), and have acted as such with respect to the proposed issuance from time to time of up to an aggregate of $1.5 billion principal amount of Debt Securities (the "Debt Securities"). On July 2, 1999, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") and Rule 415 thereunder. Such Registration Statement relates to the Debt Securities to be issued from time to time pursuant to an Indenture (the "Indenture") dated December 16, 1993, between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), in the form contained as an exhibit to the Registration Statement, such Debt Securities to bear interest at such rates and to be payable at such times, to have such redemption provisions, to mature at such times and otherwise to have such terms as may be determined from time to time as contemplated by the Prospectus, as it may be supplemented, included in such Registration Statement.

I have examined and relied upon the original or copies, certified to my satisfaction, of (i) the Restated Certificate of Incorporation and Bylaws of the Company, as amended, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Debt Securities to be sold by the Company and related matters, (iii) the Registration Statement, and all exhibits thereto, (iv) the Indenture and (v) such other documents and instruments as I have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as certified or photostatic copies.

Based on such examination and review, I hereby advise you that, in my opinion, when the Registration Statement has become effective under the Act, and all necessary proceedings have been taken by the Board of Directors, the Executive Committee of such Board of Directors or the appropriate Authorized Officers of the Company in connection with the authorization, issuance and sale of the Debt Securities of such series, when duly executed on behalf of the Company and authenticated by the Trustee and issued and delivered pursuant to the Indenture


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July 2, 1999
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against payment to the Company of the authorized consideration therefor, the
Debt Securities of such series will be duly authorized and validly issued and will be binding obligations of the Company in accordance with their terms subject to (i) applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights or the collection of debtor's obligations generally from time to time in effect; or (ii) general principles of equity (whether enforceability is considered in a proceeding in equity or at law), including the qualification that the availability of the remedies of specific performance or injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought and including standards of good faith, fair dealing and reasonableness that may be applied by a court to the exercise of certain rights and remedies.

I am admitted to the practice of law only in the Commonwealth of Kentucky. Accordingly, the opinions expressed herein are limited to the federal laws and the laws of the Commonwealth of Kentucky and, to the extent necessary, the General Corporation Law of the State of Delaware, which is the state of incorporation of the Company. I wish to advise you, however, that my knowledge with respect to the Delaware General Corporation Law is derived solely from a reading of that statute without consideration of any judicial or administrative interpretations thereof and that I am not a member of the Delaware bar. No opinion is expressed with respect to any laws of any other jurisdiction or states or the effect of any such laws on the matters dealt with herein or the transactions contemplated by the Agreement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Opinions" in the Prospectus forming part of the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

John M. Franck II
Senior Counsel and
Corporate Secretary